AGL RESOURCES INC.

                        1998 SEVERANCE PLAN FOR OFFICERS




















              THIS DOCUMENT CONSTITUTES THE OFFICIAL PLAN DOCUMENT AS WELL AS THE SUMMARY PLAN DESCRIPTION OF THIS PLAN.

                                                                            1998

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                               AGL RESOURCES INC.
                        1998 SEVERANCE PLAN FOR OFFICERS


                                TABLE OF CONTENTS

                                                                            Page


I.    DEFINITIONS..............................................................1
         1.1      "Affiliate"..................................................1
         1.2      "Base Pay"...................................................1
         1.3      "Code".......................................................1
         1.4      "Company"....................................................1
         1.5      "ERISA"......................................................1
         1.6      "Officer"....................................................1
         1.7      "Participant"................................................1
         1.8      "Plan".......................................................1
         1.9      "Plan Administrator".........................................1
         1.10     "Separation".................................................1
         1.11     "Separation Benefits"........................................2
         1.12     "Termination of Employment"..................................2

II.      SEPARATION BENEFITS...................................................2
         2.1      Notification of Separation...................................2
         2.2      Eligibility for Separation Benefits..........................2
         2.3      Amount and Duration of Separation Benefits...................2
                  (a)      Salary Continuation.................................2
                  (b)      Vacation............................................2
                  (c)      Executive Allowance Fund............................2
                  (d)      Automobile.  .......................................2
                  (e)      Employee Benefits...................................3
                           (i)      Medical and Dental Insurance Coverage......3
                           (ii)     Life Insurance.............................3
                           (iii)    GRIP Life Insurance........................3
                           (iv)     Accidental Death & Dismemberment Insurance.3
                           (v)      Dependent Life Insurance...................3
                           (vi)     Short-Term Disability and Long-Term
                                    Disability Insurance.......................3
                           (vii)    Flexible Benefits Plan.....................3
                           (viii)   AGL Resources Inc. Retirement Plan.........3
                           (ix)     AGL Resources Inc. Retirement Savings
                                    Plus Plan and Nonqualified Savings Plan....4
                           (x)      AGL Resources Inc. Leveraged Employee
                                    Stock Ownership Plan.......................4
                           (xi)     Survivor Support and Survivor Income Plan..4
                           (xii)    Employee Assistance Plan...................4
                  (f)      Outplacement Services...............................4
                  (g)      Stock Options and Restricted Stock..................4

III.     RESTRICTIVE COVENANTS AND GENERAL RELEASE.............................4
         3.1      Consideration for Separation Benefits........................4
                  (a)      Covenant Not to Compete.............................4
                  (b)      Nondisclosure and Confidentiality...................5
                  (c)      Nonsolicitation.....................................5
                  (d)      General Release.....................................5


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         3.2      Failure of Officer to Comply.................................6

IV.      ADMINISTRATION OF PLAN................................................6
         4.1      Control and Administration...................................6
         4.2      Procedure for Review of Denial of Benefits...................6

V.       ERISA RIGHTS..........................................................6

VI.      GENERAL INFORMATION...................................................7
VII.     MISCELLANEOUS.........................................................8
         7.1      Amendment or Termination.....................................8
         7.2      Miscellaneous................................................8
         7.3      Validity.....................................................8
         7.4      Plan Exclusive Source of Rights..............................8



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                               AGL RESOURCES INC.
                        1998 SEVERANCE PLAN FOR OFFICERS



          This 1998 SEVERANCE PLAN FOR OFFICERS is hereby established effective as of May 1, 1998, pursuant to the authorization of the Board of Directors of AGL RESOURCES INC., a Georgia corporation (the "Company").

          WHEREAS, the Company is implementing certain initiatives during the calendar year 1998 to effect a reorganization of management of the Company in order to achieve greater efficiency and effectiveness; and

          WHEREAS, as a result of the reorganization, a number of officers will be displaced; and

          WHEREAS, the Company desires to provide assistance to the officers who are displaced as a result of this reorganization in the form of certain severance benefits;

          NOW, THEREFORE, the Company hereby adopts the following Plan:



                                 I. DEFINITIONS


          For purposes of this Plan, the following terms, when used with an initial capital letter, shall have the meanings set forth below unless a different meaning plainly is required by the context.

          1.1 "Affiliate" shall mean any company, partnership, organization or other entity that is a member of the same controlled group of corporations (within the meaning of Code Sections 414(b), (c), (m) or (o)) as the Company.

          1.2 "Base Pay" shall mean an Office's base pay per week at the time of his Termination of Employment, excluding any incentive or bonus plan payments.

          1.3 "Code" shall mean the Internal Revenue Code of 1986, as amended.

          1.4 "Company" shall mean AGL Resources Inc.

          1.5 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          1.6 "Officer" shall mean an elected corporate officer of the Company or any of its Affiliates (including the President of Chattanooga Gas Company, but specifically excluding David R. Jones).

          1.7 "Participant" shall mean any Officer who receives notice of his Separation from the Company and becomes eligible for the Separation Benefits under the Plan.

          1.8 "Plan" shall mean this AGL Resources Inc.1998 Severance Plan for Officers, which consists of this document and any written amendments thereto.



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          1.9  "Plan  Administrator"  shall  mean  the Vice  President  of Human
     Resources of the Company or any other officer as designated by the Compan's President and Chief Executive Officer.

          1.10 "Separation" shall mean the termination of an Officer's employment by the Company as a result of: (a) the elimination of the Officer's position; (b) a reorganization of the Company; or (c) changing Company needs, which shall not include discharge for performance problems, cause or similar reasons.

          1.11 "Separation Benefits" shall mean the benefits to which an Officer is entitled under Article II of this Plan upon his Termination of Employment.

          1.12 "Termination of Employment" shall mean the termination of an Officer's employment with the Company due to a Separation. Such Termination of Employment shall be deemed to have occurred on the last day worked.



                             II. SEPARATION BENEFITS


          2.1 Notification of Separation. Upon his Termination of Employment due to Separation, an Officer shall receive advance notice in writing of the effective date of his Termination of Employment (the "date of Termination of Employment").

          2.2 Eligibility for Separation Benefits. An Officer whose employment by the Company is terminated due to a Termination of Employment is eligible for Separation Benefits unless the Officer voluntarily terminates employment with the Company, declines substantially equivalent employment, as determined by the Company's President and Chief Executive Officer, with the Company or one of its Affiliates, or, in connection with the sale or transfer of any portion of the Company's business, is offered or begins employment with the buyer or transferee. In order to become eligible to receive benefits under the Plan, the Officer must enter into a Separation Agreement between himself and the Company, which shall include an agreement to the terms of Article III hereof.

          2.3 Amount and Duration of Separation Benefits. Unless otherwise specified in his Separation Agreement, upon his Termination of Employment, an eligible Officer shall be eligible to receive the following:

          (a) Salary Continuation. The Officer's Base Pay shall continue to be paid by the Company (or the employing Affiliate of the Company) for a period of twelve (12) months following the date of Termination of Employment. The salary continuation shall be paid on a regular payroll basis. The Plan Administrator shall provide that payments shall be mailed to the last known home mailing address of the affected Officers. Any payment of salary continuation to an Officer shall be subject to normal withholding rules for state, local and federal income taxes and Social Security taxes. Amounts payable as salary continuation shall be reduced by any amounts received by the Officer under workers' compensation insurance or long-term disability insurance during the period in which the Officer would be eligible for payment of salary continuation.

          (b) Vacation. At the Officer's election, with the Company's approval, the Officer shall receive payment for any accrued and unused vacation days accrued through the date of the notice of his Termination of Employment in the form of a single sum payment made as soon as practicable after the Office's Termination of Employment. If such an election is not made or approved, the Office's date of Termination of Employment shall be deemed to be the date at the end of the period of accrued vacation.

          (c) Executive Allowance Fund. The Officer shall be entitled to continued use of the full amount of his Executive Allowance Fund account for a twelve-month period following his Termination of


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

     Employment (with amounts prorated for any partial year). The Officer shall be required to reimburse the Company for any expenses incurred by the Officer in excess of his Executive Allowance for any year or partial year. Any unused amount of the 1999 account shall be reimbursed to the Officer in cash at the end of the twelve- month period.

          (d) Automobile. Any Officer who is leasing an automobile through the Company's Executive Allowance Fund as of his date of termination may elect
     (i) to personally  assume the lease payments as of the date of termination,
     (ii) return the automobile to the Company for other Company use as of the date of termination, or (iii) continue to pay the lease payments through his Executive Allowance Fund account through the 12-month period of EAF continuation and at the end thereof, either personally assume the lease payments or return the automobile to the Company for other Company use.

          (e) Employee Benefits. Unless otherwise stated below or in the Officer's Separation Agreement, the Officer's participation in any employee benefit plan or payroll policy of the Company or its Affiliates shall cease as of the date of the Officer's Termination of Employment.

               (i) Medical and Dental Insurance Coverage. The Officer shall be eligible to continue to participate in the Company's medical and dental insurance coverages during the period of salary continuation. Upon the end of the Office's salary continuation period, he (and his covered dependents) shall become eligible to elect continuation coverage under the Company's medical and dental insurance plan for up to six (6) months. During the period of salary continuation, the Officer (and his covered dependents) shall pay the same premium for coverages as active employees (and their covered dependents) pay for such coverages; provided, that upon the termination of such period, the Officer (and his covered dependents) shall be subject to the full COBRA continuation coverage premiums for the following six months. (The 12-month period of continuation coverage during salary continuation at Company-subsidized premium rates shall offset the normal 18 months of COBRA continuation coverage, so that only six months of the COBRA continuation period will be available after salary continuation ends.)

               (ii) Life Insurance. The Office's elections with regard to the amount of life insurance coverage shall continue during his period of payment of salary continuation. Conversion privileges shall be available to the Officer within a reasonable period of time (and within the provisions of the life insurance contracts) after his period of salary continuation ends.

               (iii) GRIP Life Insurance. The Company shall pay a prorated portion of the Officer's premium for coverage under the GRIP plan for 1999 based on the number of months during 1999 for which the Officer receives salary continuation payments.

               (iv) Accidental Death & Dismemberment Insurance. Coverage under the Company's AD&D policies shall cease upon the Officer's date of Termination of Employment.

               (v) Dependent Life Insurance. Coverage on the life of any dependent of the Officer under the Company's policies and plans shall cease upon the date that the Officer's salary continuation payments cease. Conversion privileges may apply if applicable under the insurance contracts.

               (vi) Short-Term Disability and Long-Term Disability Insurance. Coverage under the Company's Short-Term Disability Plan and Long-Term Disability Plan shall cease upon the Officer's date of Termination of Employment.

               (vii) Flexible Benefits Plan. Allocation of Flex Dollars to the Participant or his accounts in the Flexible Benefits Plan shall cease at the end of the payroll period following the date of


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          Termination of Employment.  Otherwise,  participation in the Company's
          Flexible Benefits Plan, including the Healthcare and Dependent Day Care Reimbursement Plans, shall cease on the date that the Officer's salary continuation payments cease. At that time, the Officer may elect continuation coverage under the Healthcare Reimbursement Plan. If continuation coverage is elected and the Officer continues to make contributions, he may continue to submit claims for reimbursement of eligible expenses incurred after his salary continuation period. The Officer may continue to submit claims for reimbursement for eligible dependent care expenses through the end of calendar year 1999, if he contributed to the Dependent Day Care Reimbursement Account in 1999.

               (viii) AGL Resources Inc. Retirement Plan. Upon the date of the Officer's Termination of Employment, he ceases to accrue years of service under the Retirement Plan. If the Officer was vested (i.e., had at least five years of service) at the time of his Termination of Employment, he will be eligible to receive retirement payments under the Retirement Plan upon reaching retirement age (as early as age 55). If the Officer was less than age 55 at the date of his Termination of Employment, for purposes of calculating his accrued benefit under the Retirement Plan, he shall be considered to be age 55 as of that date. The additional benefit (i.e., the difference between this calculation (assuming age 55) and the actual calculation of accrued benefits under the Retirement Plan) shall be paid from the general assets of the Company. The amount of this additional benefit shall be paid to the Officer in a single sum present value payment at the end of his salary continuation period.

               (ix) AGL Resources Inc. Retirement Savings Plus Plan and Nonqualified Savings Plan. Upon the date of the Officer's Termination of Employment, he shall cease to participate in the RSP. The Officer's account in the RSP shall continue to be invested pursuant to his direction until distribution. As soon as practicable after the Officer's Termination of Employment, the Officer's total account in the RSP will be payable to him. The Officer may continue to participate in the NSP through the period of salary continuation.

               (x) AGL Resources Inc. Leveraged Employee Stock Ownership Plan. The Company does not anticipate making any further contributions to the LESOP. The Officer shall be eligible to receive a distribution of his account in the LESOP at the same time as all other accounts in the LESOP are distributed.

               (xi) Survivor Support and Survivor Income Plan. The Officer's coverage under the Company's Survivor Support and Survivor Income Plan shall cease as of his Termination of Employment.

               (xii) Employee Assistance Plan. As a welfare benefit plan, the EAP is subject to the Office's continuation of his coverage under the EAP for a period of eighteen months following the date of Termination of Employment. The Company will pay all premiums on behalf of the Officer for the continuation coverage period.

               (f) Outplacement Services. Each Officer who has a Termination of Employment covered by this Plan shall be entitled to certain career transition services, such as planning job search strategies, evaluating personal strengths and weaknesses, resume preparation and training in interview techniques, for a period of up to 12 months through Right Associates.

               (g) Stock Options and Restricted Stock. Unless the Company shall determine otherwise and so specify in the Officer's Severance Agreement, any outstanding stock options granted to the Officer shall expire and become unexercisable as of the date of his Termination of Employment. Any outstanding unvested shares of restricted stock granted to the Officer shall lapse as of the date of his Termination of Employment.



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


                 III. RESTRICTIVE COVENANTS AND GENERAL RELEASE


          3.1 Consideration for Separation Benefits.

          In consideration for the payment of the amounts and benefits described above, each Officer shall enter into a Separation Agreement in which he shall agree to the terms of this Section.

               (a) Covenant Not to Compete. Each Officer shall covenant and agree that, during a period beginning on his date of Termination of Employment and ending three (3) years thereafter, he will not directly or indirectly, on his own behalf or on behalf of any person or entity, compete with the Company or any Affiliate by performing activities or duties substantially similar or related to the functions, activities or duties performed by the Officer for the Company or any of its Affiliates for any business entity engaged in direct competition with the Company or any of its Affiliates. A business entity shall be considered to be "in direct competition" with the Company or any of its Affiliates if it is engaged in producing, manufacturing, distributing, marketing, selling, servicing or repairing products similar to products produced, manufactured, distributed, marketed, sold, serviced or repaired by the Company and/or any of its Affiliates, including (but not limited to) any type of production and distribution of any energy source, whether by cultivation of natural resources or by technology. This restriction shall apply only to a restricted territory within a 100-mile radius of any locations, sites or facilities in which the Company and/or its Affiliates maintains offices, operations or service contracts or has provided services
          during  the  12-month  period  immediately   preceding  the  Office's
          Termination of Employment under the Plan.

               (b) Nondisclosure and Confidentiality. Each Officer shall acknowledge and agree that during the term of his employment, he has had access to trade secrets and other confidential information unique to the business of the Company and its Affiliates and that the disclosure or unauthorized use of such trade secrets or confidential information by the Officer would injure the Company's business. Therefore, each Officer shall agree that he will not, at any time during which he is receiving any benefits under the Plan, use, reveal or divulge any trade secrets or any other confidential information which, while not trade secrets or information unique to the Company's business, is highly confidential and constitutes a valuable asset of the Company by reason of the material investment of the Company's time and money in the production of such information. Each Officer shall agree that he will not use, reveal or divulge any general confidential or customer-related information.

               (c) Nonsolicitation. Due to the Office's extensive knowledge of the specifics of the Company's business, and its customers and clients, the Officer shall agree that during the period he is receiving payments hereunder and for a period of one year (1) year thereafter, he will not, without the prior written consent of the Company, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate, or attempt to solicit, divert or appropriate, to any business that competes with the Compan's Business any person or entity who transacted business with the Company during the year preceding the date of his Termination of Employment from the Company. This provision shall be specific to any and all persons or entities with whom the Officer has (i) had direct contact, (ii) been a party to marketing or sales strategies with regard to, or (iii) been privy to marketing or sales strategies with regard to such persons or entities. For purposes of this provision, the Company's Business shall include any and all aspects of producing, manufacturing, distributing, marketing, selling, servicing or repairing products similar to products produced, manufactured, distributed, marketed, sold, serviced or repaired by the Company and/or any of its Affiliates, including (but not limited to) any type of production and distribution of any energy source, whether by cultivation of natural resources or by technology.

          The Officer shall agree that during the period he is receiving payments and benefits under the Plan and for a period of one (1) year thereafter, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others solicit, divert or hire away, or attempt to solicit, divert or hire away to any business that competes with Compan's Business any person employed by the Company, or any person employed by the


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     Company at any time and for any period after the date which is one (1) year prior to the date of his Termination of Employment from the Company.

          (d) General Release. Each Officer in the Plan shall agree, for himself, his Joint Annuitant, his Spouse, heirs, executor or administrator, assigns, insurers, attorneys and other persons or entities acting or purporting to act on his behalf, to irrevocably and unconditionally release, acquit and forever discharge the Company, its Affiliates, subsidiaries, directors, officers, employees, shareholders, partners, agents, representatives, predecessors, successors, assigns, insurers, attorneys, benefit plans sponsored by the Company or its Affiliates and said plans' fiduciaries, agents and trustees, from any and all actions, cause of action, suits, claims, obligations, liabilities, debts, demands, contentions, damages, judgments, levies and executions of any kind, whether in law or in equity, known or unknown, which the Officer has, has had, or may in the future claim to have against the Company or its Affiliates by reason of, arising out of, related to, or resulting from Office's employment with the Company or its Affiliates or the termination thereof. This release specifically includes without limitation any claims arising in tort or contract, any claim based on wrongful discharge, any claim based on breach of contract, any claim arising under federal, state or local law prohibiting race, sex, age, religion, national origin, handicap, disability or other forms of discrimination, any claim arising under federal, state or local law concerning employment practices, and any claim relating to compensation or benefits. This specifically includes, without limitation, any claim which any Officer has or has had under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, as amended, and the Employee Retirement Income Security Act of 1974, as amended.

          3.2 Failure of Officer to Comply.

          If, for any reason,  an Officer  fails to agree to the  provisions  of
     Section 3.1 above, or if any Officer fails to comply with the provisions of the agreements made under Section 3.1 above, all payments and benefits under the Plan provided to such Officer or any other person or entity on his behalf under this Plan shall immediately cease.




                           IV. ADMINISTRATION OF PLAN


          4.1 Control and Administration. This Plan shall be administered on behalf of the Company by the Plan Administrator who shall have sole authority for determining benefit entitlement under this Plan and for interpreting the terms thereof. In addition, the Plan Administrator shall have full discretion and authority to interpret this Plan and to make all determinations required for the administration of Separation Benefits under this Plan, including the issuance of appropriate notification with respect to Termination of Employment and the amount of the Separation Benefits. The decisions of the Plan Administrator shall be conclusive and binding on all parties. The Plan Administrator shall be the "named fiduciary" of this Plan for purposes of ERISA.

          4.2 Procedure for Review of Denial of Benefits. Any former Officer who believes he or she is entitled to a benefit hereunder which has not been received may file a claim in writing with the Plan Administrator. The Plan Administrator may require such claimant to submit additional documentation, if necessary, in support of the initial claim. Any claimant whose claim to any benefit hereunder has been denied in whole or in part shall receive a notice from the Plan Administrator within 90 days of such filing setting forth the specific reasons for such denial, specific references to this Plan provisions on which the denial was based and an explanation of the procedure for review of the denial. Such claimant, or his duly authorized representative, may appeal to the Plan Administrator by written request for review to be made within 60 days after receiving notice of the denial. The request for review shall set forth all grounds on which it is based, together with supporting facts and evidence which the claimant deems pertinent, and the Plan Administrator shall give the claimant the opportunity to review pertinent documents in preparing the request. The Plan Administrator may require the claimant to submit such additional facts, documents or other material as it


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

     deems necessary or advisable in making its review. Within 60 days after the receipt of the request for review, the Plan Administrator shall communicate to the claimant in writing its decision, and if the Plan Administrator confirms the denial, in whole or in part, the communication shall set forth the reasons for the decision and specific references to this Plan provisions on which the decision is based.



                                 V. ERISA RIGHTS


          As an eligible Officer under the AGL Resources Inc. 1998 Severance Plan for Officers, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA), which provides that all Plan participants shall be entitled to:

     -- Examine without charge, at the Plan Administrator's office and at other specified locations such as work-sites, all Plan documents and copies of all documents filed by this Plan with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions.

     -- Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.

          In addition to creating rights for Plan participants, ERISA imposes obligations upon the people who are responsible for the operation of employee benefit plans. The people who operate your Plan, called "fiduciaries" of this Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, may fire you or otherwise discriminate against you in any way to prevent you from obtaining benefits or exercising your rights under ERISA.

          If your claim for a benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have your claim reviewed and reconsidered.

          Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan Administrator and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees (for example, if it finds that your claim is frivolous).

          If you have any questions about this Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.

                             VI. GENERAL INFORMATION


Plan Sponsor:               This Plan is sponsored by:

                            AGL Resources Inc.
                            303 Peachtree Street
                            Suite 400
                            Atlanta, GA  30308
                            (404) 584-4000

Employer I.D. Number:       The Plan Sponsor's employer identification
                            number is 58-2210952.

Plan Year:                  This Plan is administered on a calendar year basis.

Type of Plan:               This Plan is a severance benefit plan that is a
                            welfare benefit plan under ERISA.

Plan Number:                This Plan's identification number is 521.

Plan Administrator:         The Plan Administrator's name, address and telephone
                            number are as follows:

                            Vice President of Human Resources
                            AGL Resources Service Company
                            P.O. Box 4569
                            Atlanta, GA  30302
                            (404) 584-4706

Funding: Benefits are provided from the general assets of the Company.

Agent for
Service of
Legal Process:              Legal process may be served upon the Company at the
                            Plan Sponsor's address specified  above.



                               VII. MISCELLANEOUS


          7.1 Amendment or Termination. This Plan may be amended or terminated in writing by the Board of Directors of the Company at any time; provided, however, that no amendment or termination of this Plan shall reduce the Separation Benefits of an Officer who had notice of a Termination of Employment before such amendment or termination.

          7.2 Miscellaneous. The validity, interpretation, construction and performance of the obligations created under this Plan shall be governed by ERISA, and to the extent not preempted by federal law, the laws of the State of Georgia without regard to its conflicts of law principles. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law.

          7.3 Validity. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect.

          7.4 Plan Exclusive Source of Rights. This Plan contains all of the terms and conditions with respect to the Separation Benefits provided thereunder, and no Officer or former Officer may rely on any other communication or representation of the Company or any officer, director, employee or affiliate thereof, as creating any right or obligation thereunder not expressly provided by this Plan.


          IN WITNESS WHEREOF, the Company has caused this document to be executed by a duly authorized officer as of the day and year first set forth above.

                                                AGL  RESOURCES INC.


                                                 By:
                                                 James W. Connally
                                                 Vice President  Human Resources
                                                 AGL Resources Service Company -
                                                 As agent for AGL Resources Inc.

                                                        [CORPORATE SEAL]

                                   EXHIBIT "A"


                              SEPARATION AGREEMENT



          This Separation Agreement is hereby entered into between AGL Resources Inc. (the "Company") and Robert L. Goocher (the "Employee"), to set forth the provisions of the termination of the Officer's employment with the Company under the terms and conditions of the Company's 1998 Severance Plan for Officers:

                  Voluntary Agreement and Other Acknowledgments

The Officer acknowledges that:

     As a condition of his receiving benefits under the 1998 Severance Plan for Officers, he hereby agrees and acknowledges that (1) all documents, records and information in any form which he has acquired or possessed during his employment have been returned to the Company, and he has retained no copies or given copies to any third party; and (2) he agrees that he will not discuss the Company or his employment by the Company with any third party in any manner which could constitute disparagement of the Company, its officers, employees or agents.

     The Officer has read this Separation Agreement, understands its legal and binding effect, and knowingly and voluntarily executes this Separation Agreement of his own free will.

     No other promises or agreements of any kind have been made to or with the Officer by any person or entity to cause him to sign this Separation Agreement.

     The Officer has had the opportunity to consult with, and the Company has expressly advised him to seek, legal counsel prior to signing this Separation Agreement.

     The Officer has been given at least 45 days to consider the severance benefits being offered under the terms of this Separation Agreement.

     The Officer understands that payment of the separation benefits is contingent upon his execution of this Separation Agreement and the expiration of the seven-day revocation period following my execution of this Separation Agreement without any revocation.

     The Officer hereby agrees that for the period during which he is receiving salary continuation under the Plan and the three-year period thereafter, he will not, without the prior written consent of the Company, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate, or attempt to solicit, divert or appropriate, to any business that competes with the Company any person or entity who was employed by, was a customer of or otherwise transacted business with the Company during the year preceding the Officer's termination of employment.

     The Officer hereby agrees that for the period during which he is receiving salary continuation under the Plan and the one-year period thereafter, he will not, without the prior written consent of the Company, either directly or indirectly, on his own behalf or in the service or on behalf of others, own, operate, manage, or provide services to any business that competes with the Company or any of its Affiliates.

                 Information on 1998 Severance Plan for Officers

          The Officer hereby certifies that on the date that he received a copy of this Separation Agreement, he also received a copy of the 1998 Severance Plan for Officers and the following information:

     The class, unit, or group of individuals whose employment is being or has been terminated as part of the 1998 Severance Plan for Officers, the eligibility factors for this program, any time limits applicable to the program; and

     The job titles and ages of all individuals covered under the 1998 Severance Plan for Officers and the ages of all individuals in the same job classification or organizational unit who are not covered.


                       Revocation of Separation Agreement

          The Officer understands that, if he signs this Separation Agreement, he may change my mind and revoke my acceptance within seven days after signing it. I understand that, unless revoked by me during this seven-day period, the release and waiver in the first section above will become effective seven days after I sign the Separation Agreement.

     In witness whereof, the undersigned has executed this agreement on the ____ day of ____________________, 1998.



Employee:                                         Date:
            Robert L. Goocher

Witness or
Company Representative:                           Date:



                                                AGL RESOURCES INC.


                                                 By:
                                                 James W. Connally
                                                 Vice President  Human Resources
                                                 AGL Resources Service Company -
                                                 As agent for AGL Resources Inc.

                                                      [CORPORATE SEAL]

                               AGL RESOURCES INC.
                        1998 SEVERANCE PLAN FOR OFFICERS


                              SEPARATION AGREEMENT


Acknowledgment

          I hereby acknowledge that I have received a copy of the Plan/Summary Plan Description of the AGL Resources Inc.1998 Severance Plan for Officers.

          I acknowledge that I have read this Severance Agreement, and I understand its legal and binding effect. I also acknowledge that I have been given a 45-day period to consider my agreement to the terms and conditions of the Plan, and that I have been informed that after acceptance, I may revoke my acceptance within the following seven (7) days.


--------------------------------------------------------------------------------


Effective Date

          The effective date of my termination of employment with AGL Resources Inc. (the Company) is _________________________________, 1998.

--------------------------------------------------------------------------------



[THIS PART MAY BE ADDED IF NEGOTIATED]

Additional Benefits

          In addition to the payments and benefits described in the Plan (or in lieu thereof, if applicable), the Company shall provide the following benefits to me:

[INSERT DESCRIPTION OF ANY ADDITIONAL BENEFITS]

          [Retiree Medical Coverage. Upon my election to commence payment of benefits under the AGL Resources Inc. Retirement Plan, the Company shall provide me and my covered dependents coverage under the AGL Resources Inc. Retiree Medical Insurance Plan (as it may exist at that time) for my lifetime. This coverage shall be provided to me and my dependents under the same terms and conditions (including premium arrangements) as are applicable to any AGL Resources Inc. employee who retires at that time; provided, however, that if, at that time, I have become eligible to participate in any other employer's retiree medical insurance plan (regardless of the actual benefits provided by such plan), then the AGL Resources Inc. plan shall not be available to me or my dependents.]

          [Stock Options and Restricted Stock. All outstanding stock options that have been granted to me prior to my termination of employment shall continue to vest and become exercisable according to any vesting schedule contained therein. Once vested, all outstanding options may be exercised through and until the full term of the option has elapsed. Any outstanding incentive stock options shall convert to nonqualified stock options on the date three months following my termination of employment, and shall continue for their full terms as nonqualified stock options. Any restricted stock awards which are unvested as of the effective date of my termination of employment shall expire.]

          [Life Insurance. Premiums for my basic term life insurance coverage ($50,000) under the Company's Group Life Insurance Plan will continue to be paid by the Company for my lifetime. My coverage under the Compan's GRIP Life Insurance Plan will remain in effect at its current level and premiums for that coverage will continue to be paid by the Company until the policy is paid in full in the year in which I reach age 65. I understand that the Company-paid premiums on the GRIP Life Insurance Plan coverage will be treated as taxable income to me.]

          [Nonqualified Retirement Benefit. Attached is an Exhibit A indicating the amount of my nonqualified retirement benefit provided under the Plan attributable to the calculation as if I had reached age 55 as of the effective date of my termination of employment. The Company agrees to pay this nonqualified retirement benefit to me in the same form as I may choose at the same time that I select the form of my benefits and commence payments under the AGL Resources Inc. Retirement Plan.]


--------------------------------------------------------------------------------


Restrictive Covenants

          As a condition to my acceptance to participate in the Plan and the receipt of the additional benefits granted hereunder, I agree to the following restrictive covenants.

          Covenant Not to Compete. I hereby covenant and agree that, during a period beginning on my date of termination of employment and ending three
     (3) years thereafter, I will not directly or indirectly, on my own behalf or on behalf of any person or entity, compete with the Company or any of its Affiliates by performing activities or duties substantially similar or related to the functions, activities or duties performed by me for the Company or any of its Affiliates for any business entity engaged in direct competition with the Company or any of its Affiliates. A business entity shall be considered to be "in direct competition" with the Company or any of its Affiliates if it is engaged in producing, manufacturing, distributing, marketing, selling, servicing or repairing products similar to products produced, manufactured, distributed, marketed, sold, serviced or repaired by the Company and/or any of its Affiliates, including (but not limited to) any type of production and distribution of any energy source, whether by cultivation of natural resources or by technology. This restriction shall apply only to a restricted territory within a 100-mile radius of any locations, sites or facilities in which the Company and/or its Affiliates maintains offices, operations or service contracts or has provided services during the 12-month period immediately preceding my termination of employment.

          Nondisclosure and Confidentiality. I hereby acknowledge and agree that during the term of my employment, I have had access to trade secrets and other confidential information unique to the business of the Company and its Affiliates and that the disclosure or unauthorized use of such trade secrets or confidential information by me would injure the Company's business. Therefore, I hereby agree that I will not, at any time during which I am receiving any benefits under the Plan, use, reveal or divulge any trade secrets or any other confidential information which, while not trade secrets or information unique to the Company's business, is highly confidential and constitutes a valuable asset of the Company by reason of the material investment of the Company's time and money in the production of such information. I hereby agree that I will not use, reveal or divulge any general confidential or customer-related information.

          Nonsolicitation. Due to the my extensive knowledge of the specifics of the Company's business, and its customers and clients, I hereby agree that during the period I am receiving payments hereunder and for a period of one
     (1) year thereafter, I will not, without the prior written consent of the Company, either directly or indirectly, on my own behalf or in the service or on behalf of others, solicit, divert or appropriate, or attempt to solicit, divert or appropriate, to any business that competes with the Company's Business any person or entity who transacted business with the Company during the year preceding the date of my termination of employment from the Company. This provision shall be specific to any and all persons or entities with whom I have (i) had direct contact, (ii) been a party to marketing or sales strategies with regard to, or (iii) been privy to marketing or sales strategies with regard to such persons or entities. For purposes of this provision, the Company's Business shall include any and all aspects of producing, manufacturing, distributing, marketing, selling, servicing or repairing products similar to products produced, manufactured, distributed, marketed, sold, serviced or repaired by the Company and/or any of its Affiliates, including (but not limited to) any type of production and distribution of any energy source, whether by cultivation of natural resources or by technology.

          I hereby agree that during the period I am receiving payments and benefits under the Plan and for a period of one (1) year thereafter, I will not, either directly or indirectly, on my own behalf or in the service or on behalf of others solicit, divert or hire away, or attempt to solicit, divert or hire away to any business that competes with Company's Business any person employed by the Company, or any person employed by the Company at any time and for any period after the date which is one (1) year prior to the date of my termination of employment from the Company.

          Penalty. I understand that if I violate any provision of these Restrictive Covenants, the Company may immediately cease any and all payments and benefits to me under the Plan.


--------------------------------------------------------------------------------


General Release and Waiver

          In consideration for the payments and benefits that I will receive under the terms of the 1998 Severance Plan for Officers, I hereby agree, for myself, my Joint Annuitant (if any), my Spouse, heirs, executor or administrator, assigns, insurers, attorneys and other persons or entities acting or purporting to act on my behalf, to irrevocably and unconditionally release, acquit and forever discharge the Company, its Affiliates, subsidiaries, directors, officers, employees, shareholders, partners, agents, representatives, predecessors, successors, assigns, insurers, attorneys, benefit plans sponsored by the Company or its Affiliates and said plans' fiduciaries, agents and trustees, from any and all actions, cause of action, suits, claims, obligations, liabilities, debts, demands, contentions, damages, judgments, levies and executions of any kind, whether in law or in equity, known or unknown, which I have, have had, or may in the future claim to have against the Company or its Affiliates by reason of, arising out of, related to, or resulting from my employment with the Company or its Affiliates, my decision to accept the terms of this Severance Plan, and/or the termination of my employment. This release specifically includes without limitation any claims arising in tort or contract, any claim based on wrongful discharge, any claim based on breach of contract, any claim arising under federal, state or local law prohibiting race, sex, age, religion, national origin, handicap, disability or other forms of discrimination, any claim arising under federal, state or local law concerning employment practices, and any claim relating to compensation or benefits. This specifically includes, without limitation, any claim which I have or have had under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, as amended, and the Employee Retirement Income Security Act of 1974, as amended. This release and waiver does not relinquish any rights I may have under any tax-qualified retirement plan sponsored or maintained by the Company or any of its Affiliates.


--------------------------------------------------------------------------------



Acceptance


Name:    ___________________________      SS No.   _____________________________


          I hereby accept participation in the AGL Resources Inc. 1998 Severance Plan for Officers and agree to be bound by its terms and conditions. I hereby agree to the terms of the Restrictive Covenants and General Release and Waiver contained in this Separation Agreement.



____________________________       _____________________________________________
               Date                                  Signature



--------------------------------------------------------------------------------


Received by Company  [for Company use only]

____________________________             _______________________________________
             Date                           Vice President, Human Resources